UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):        April 22, 2015

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10786	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Aegion Corporation (the “Company”) held its 2015 Annual Meeting (the “Annual Meeting”) of Stockholders on April 22, 2015. Three proposals were submitted to the Company’s stockholders at the Annual Meeting. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 13, 2015. The final results for the votes regarding each proposal are set forth below. As of the February 25, 2015 record date for the Annual Meeting, there were 37,337,053 shares of common stock outstanding and entitled to vote, of which 34,243,637 shares of common stock were represented in person or by proxy at the Annual Meeting.

1.    The stockholders elected nine directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of stockholders in 2016 or until their successors are duly elected and qualified. The votes regarding this proposal were as follows:

Director	Votes For (% of votes cast)	Votes Withheld	Broker Non-Vote
Stephen P. Cortinovis	30,319,748 (98.41%)	488,906	3,434,983
Christopher B. Curtis	30,471,716 (98.91%)	336,938	3,434,983
Stephanie A. Cuskley	30,469,160 (98.90%)	339,494	3,434,983
Walter J. Galvin	30,473,071 (98.91%)	335,583	3,434,983
Charles R. Gordon	30,320,971 (98.42%)	487,683	3,434,983
Juanita H. Hinshaw	30,297,012 (98.34%)	511,642	3,434,983
M. Richard Smith	30,471,233 (98.90%)	337,421	3,434,983
Alfred L. Woods	30,290,851 (98.32%)	517,803	3,434,983
Phillip D. Wright	30,470,902 (98.90%)	337,752	3,434,983

2.    The stockholders approved an advisory resolution relating to executive compensation. The votes regarding this proposal were as follows:

Votes For (% of votes cast)	Votes Against	Abstained	Broker Non-Votes
29,032,035 (94.23%)	1,520,135	256,484	3,434,983

3.    The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2015. The votes regarding this proposal were as follows:

Votes For (% of votes cast)	Votes Against	Abstained	Broker Non-Votes
33,890,188 (98.96%)	335,753	17,696	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Executive Vice President, General Counsel and Chief Administrative Officer

Date: April 24, 2015